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                                                                   EXHIBIT 10.22

                      MASTER PROPERTY DISPOSITION AGREEMENT

         THIS MASTER PROPERTY DISPOSITION AGREEMENT (this "Agreement") is effective as of September 30, 2003 (the "Effective Date") by and among WASHINGTON MUTUAL BANK, FA, a federal savings association ("WAMU"), UNI-MARTS, INC., a Delaware corporation ("Uni-Mart"), and UNI REALTY OF LUZERNE, L.P., a Delaware limited partnership ("Luzerne").

                             PRELIMINARY STATEMENTS:

         A. Pursuant to certain loan agreements, equipment loan agreements and corporate secured loan agreements (collectively, the "Loan Agreements"), various mortgage, equipment and corporate secured loans (collectively, the "Loans") were made by FFCA Acquisition Corporation or FFCA Funding Corporation, each a Delaware corporation (each, "FFCA"), to Uni-Mart and Luzerne (sometimes collectively, "Borrowers" and individually, a "Borrower"), as applicable, with respect to the land, buildings and/or equipment at certain properties owned or leased by Borrowers (collectively, the "Properties"). The Loan Agreements, Loans and the Properties relating thereto are described on Exhibit A attached hereto. The Loans are evidenced by promissory notes (collectively, the "Notes") and are secured by first priority liens on and security interests in the Properties pursuant to mortgages, deeds of trust and/or equipment security agreements (collectively, the "Mortgages"). The Loan Agreements, the Notes, the Mortgages and all other loan documents executed in connection with the Loans are referred to collectively as the "Loan Documents." Luzerne leased its Properties to Uni-Mart pursuant to a master lease (the "Lease").

         B. The Loans were assigned by FFCA to WAMU. GE Capital Franchise Finance Corporation, a Delaware corporation ("GECFF"), is the successor by merger to FFCA and the servicer for the Loans (GECFF in such capacity "Servicer").

         C. Uni-Mart and Luzerne each have identified certain under-performing Properties described on Exhibit B attached hereto (collectively, the "Underperforming Properties" and individually, an "Underperforming Property") which such Borrower would like to sell to third parties and prepay the Loans corresponding to such Properties at the closing of such sales (the "Disposition Plan").

         D. Uni-Mart and Luzerne each desire to proceed with the Disposition Plan and WAMU is willing to do so but only under the terms and conditions hereof.

                                   AGREEMENT:

         In consideration of the mutual covenants and provisions of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. Unless otherwise expressly provided herein, the following terms shall have the following meanings for all purposes of this
Agreement:

         "Acceptable Financial Institution" means (i) Provident Bank on such terms and conditions as WAMU shall approve in its sole discretion, or (ii) such other federally insured financial institution as may be reasonably acceptable to WAMU and each Borrower.

         "APA" means an asset purchase agreement entered into by one or more of the Borrowers, as seller(s), and a qualified, independent third party, as purchaser, with respect to the sale of one or more Underperforming Properties.

         "Borrower Collateral Unit" means all Collateral associated with a given Borrower and Underperforming Property.

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         "Borrower Collateral Unit Excess Proceeds" means the amount by which the Borrower Collateral Unit Net Proceeds for a given Borrower Collateral Unit exceeds the Outstanding Loan Balance for the Loan associated with such Borrower Collateral Unit.

         "Borrower Collateral Unit Net Proceeds" means gross sale proceeds related to the sale of a given Borrower Collateral Unit (excluding in-store and underground inventory sales proceeds and credits received at closing for such Borrower's prepaid expenses and security deposits) less reasonable, ordinary and necessary, third party, arms length equipment/operating lease payoffs and transaction costs, all as approved in advance by WAMU in writing.

         "Borrower Collateral Unit Shortfall" means the amount by which the Outstanding Loan Balance for a given Loan exceeds the Borrower Collateral Unit Net Proceeds for the Borrower Collateral Unit associated with such Loan.

         "Closing" means the closing of the sale of an Underperforming Property.

         "Closing Date" means the date of Closing.

         "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

         "Collateral" means the land, improvements, furniture, fixtures, equipment and other personal property and other collateral associated with Underperforming Properties which are encumbered by mortgages and security instruments in favor of WAMU as of the Effective Date.

         "Crossed Collateral" means all Collateral relating to a given Borrower which secures a Loan and obligations of one or more Borrowers not relating to such Loan, as described more particularly in Section 5 hereof.

         "Cross-Collateralized Borrower Shortfall" means the amount by which the aggregate Outstanding Loan Balance associated with all Crossed Collateral sold by a given Borrower during the Disposition Period exceeds the aggregate Borrower Collateral Unit Net Proceeds associated with the same Crossed Collateral.

         "Cross-Collateralized Excess Proceeds" means the amount by which the aggregate Borrower Collateral Unit Net Proceeds associated with all Crossed Collateral sold by a given Borrower during the Disposition Period exceeds the aggregate Outstanding Loan Balance associated with the same Crossed Collateral as of their respective Closing Dates.

         "Cross Escrow Account Security Agreements" means, collectively, the Luzerne Cross Escrow Account Security Agreement and the Uni-Mart Cross Escrow Security Agreement, as the same may be amended from time to time.

         "Cross Escrow Accounts" means, collectively, the Luzerne Cross Escrow Account and the Uni-Mart Cross Escrow Account.

         "Disposition Period" means the period ending upon the earlier to occur of (a) October 31, 2004, and (b) the date upon which the Closing for all the Underperforming Properties has occurred, as the same may be extended pursuant to the last sentence of Section 2.A.

         "Junior Security Agreement" means the Account Security Agreement (Subordinated) to be entered into by Uni-Mart in favor of Provident with respect to the Uni-Mart Cross Escrow Account, as the same may be amended from time to time.

         "LaSalle Master Property Disposition Agreements" means (i) the Master Property Disposition Agreement to be entered into as of the Effective Date between LaSalle Bank National Association, as Indenture Trustee and Uni-Mart, and (ii) the Master Property Disposition Agreement to be entered into as of the Effective Date among LaSalle Bank National Association, as Indenture Trustee, Uni-Mart and Uni Realty of Wilkes-Barre, L.P.

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         "Loan Document Default" means an Event of Default as defined in any of the Loan Documents, other than an Event of Default with respect to property fixed charge coverage ratio covenants, corporate fixed charge coverage ratio covenants or net worth covenants.

         "Luzerne Cross Escrow Account" means an escrow account established in the name of "Washington Mutual Bank, FA, collateral account of Uni Realty of Luzerne, L.P." in an Acceptable Financial Institution with respect to those Loans made to Luzerne.

         "Luzerne Cross Escrow Account Security Agreement" means the Account Security Agreement to be entered into by Luzerne in favor of WAMU with respect to the Luzerne Cross Escrow Account, as the same may be amended from time to time.

         "Luzerne Mortgage Collateral" means the land, improvements, fixtures and other collateral for the mortgage Loans made to Luzerne.

         "Non-Crossed Collateral" means Collateral which is not Crossed Collateral.

         "Obligations" means the obligations of a given Borrower with respect to its Loans, including but not limited to such Borrower's Notes and all other obligations secured by such Borrower's Mortgages or other Loan Documents.

         "Outstanding Loan Balance" means the outstanding principal balance for a given Loan at the time of the Closing of the sale of the Underperforming Property to which such Loan relates, together with all unpaid interest (at the contract rate set forth in the applicable Note) and other sums due and unpaid in connection therewith, but excluding any prepayment premium or yield maintenance premium. In the case of each Underperforming Property relating to the WAMU Equipment Loan, the Outstanding Loan Balance for the WAMU Equipment Loan at the Closing of the sale of such Underperforming Property shall include the WAMU Equipment Release Amount rather than the then outstanding principal balance of the WAMU Equipment Loan.

         "Provident" means The Provident Bank, a bank chartered under the laws of the State of Ohio.

         "Reduced Prepayment Premium" means an amount equal to 25% of the prepayment premium which would otherwise be due and payable under the applicable Loan Documents in connection with the prepayment of the applicable Loan or Loans.

         "Shortfall Loan" means a $4,000,000 credit facility to be provided by Provident to be used by Uni-Mart to either (x) fund its own Borrower Collateral Unit Shortfalls, or (y) make capital contributions to Luzerne for Luzerne to use to fund its own Borrower Collateral Unit Shortfalls. The Shortfall Loan shall not be secured by (i) any collateral securing the Loans, (ii) the Luzerne Cross Escrow Account or Borrower Collateral Unit Excess Proceeds which are required to be deposited into any Cross Escrow Account or paid to WAMU under this Agreement, or (iii) any collateral or proceeds covered by the LaSalle Master Property Disposition Agreements (except to the extent otherwise expressly provided therein).

         "Shortfall Loan Agreement" means the Shortfall Loan Agreement to be entered into by Uni-Mart, Uni-Marts of America, Inc. and Provident with respect to the Shortfall Loan.

         "Subordination Agreement" means the Subordination Agreement to be entered into by Provident and WAMU with respect to the Junior Security Agreement, which Subordination Agreement shall be in form and substance acceptable to WAMU, as the same may be amended from time to time.

         "Transaction Documents" means, collectively, this Agreement, the Cross Escrow Account Security Agreements, the Subordination Agreement and all other documents executed in connection with the transactions contemplated by this Agreement.

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         "Uni-Mart Cross Escrow Account" means an escrow account established in the name of "Washington Mutual Bank, FA, collateral account of Uni-Marts, Inc." in an Acceptable Financial Institution with respect to those Loans made to Uni-Mart which are secured by Crossed Collateral.

         "Uni-Mart Cross Escrow Account Security Agreement" means the Account Security Agreement to be entered into by Uni-Mart and Luzerne in favor of WAMU with respect to the Uni-Mart Cross Escrow Account, as the same may be amended from time to time.

         "Uni-Mart Equipment Collateral" means the furniture, equipment, trade fixtures, appliances and other tangible personal property collateral for the equipment and corporate secured Loans made to Uni-Mart.

         "Uni-Mart Mortgage Collateral" means the land, improvements, fixtures and other collateral for the mortgage Loans made to Uni-Mart.

         "WAMU Equipment Loan" means the corporate secured loan held by WAMU with respect to the equipment at seventy-seven (77) Properties.

         "WAMU Equipment Release Amount" means $89,138.14.

         2.       DISPOSITION PLAN.

         A. Undertaking to Sell. Each Borrower agrees to use its best efforts to sell its Underperforming Properties as quickly as is reasonably possible during the Disposition Period. With respect to each Underperforming Property for which WAMU holds both a mortgage and equipment (or corporate secured) Loan, the Closing of the sale of the equipment relating to such Underperforming Property may only occur simultaneously with the Closing of the sale of the real estate relating to such Underperforming Property. If an APA has been executed during the Disposition Period and WAMU has received notice thereof as provided in clause B below but Closing thereunder has been delayed beyond the Disposition Period, WAMU agrees to extend the Disposition Period as may be reasonably necessary to accomplish such Closing, but not beyond November 30, 2004.

         B. Notice. Borrowers shall notify WAMU and Servicer in writing of the prospective sale of any Underperforming Property by delivering to WAMU and Servicer (i) an executed APA, and (ii) an estimate of the Borrower Collateral Unit Net Proceeds with respect to each Borrower Collateral Unit relating to such Underperforming Property, including a breakdown of all expenses used in its calculation, which estimate shall be subject to WAMU's approval, not to be unreasonably delayed, withheld or conditioned. If more than one Underperforming Property is being sold pursuant to an APA, the APA shall provide an allocation of the purchase price among all Underperforming Properties included in the APA, such allocation to be subject to WAMU's consent, not to be unreasonably withheld. If the real estate at an Underperforming Property being sold pursuant to an APA is owned by Luzerne, the APA shall provide that the real estate at such Underperforming Property is being sold by Luzerne and the equipment at such Underperforming Property is being sold by Uni-Mart, with an allocation of the purchase price between such real estate and equipment, such allocation to be subject to WAMU's consent, not to be unreasonably withheld. If the Underperforming Property being sold pursuant to an APA is an Underperforming Property for which WAMU holds an equipment lien but not a mortgage lien, the APA shall provide an allocation of the purchase price for such Underperforming Property between the real estate (or leasehold interest therein) and equipment at such Underperforming Property, such allocation to be subject to WAMU's consent, not to be unreasonably withheld.

         C. Agreement to Release. During the Disposition Period, upon each Closing WAMU shall, provided no Loan Document Default has occurred and is then continuing and the applicable Borrower(s) is in compliance with all of its obligations under this Agreement, upon (i) the receipt of the aggregate, applicable Outstanding Loan Balance for the Loan or Loans corresponding to the Underperforming Property being sold, calculated as of the date of such Closing, and (ii) any Borrower Collateral Unit Excess Proceeds being applied as described under subsection E below, either (x) release its liens on the applicable Underperforming Property on the applicable Closing Date or (y) provide on such Closing Date to the title company handling the applicable Closing written confirmation satisfactory to them that such liens will be released promptly after such Closing Date, subject to the satisfaction of

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clauses (i) and (ii) of this sentence (in which case, WAMU shall release its liens promptly after such Closing Date, subject to the satisfaction of clauses
(i) and (ii) of this sentence). WAMU shall have no obligation to release any Mortgage or other security interest or lien with respect to any Underperforming Property unless and until it has received the payment required to be made pursuant to this Section 2 at the Closing of the sale of such Underperforming Property. Upon the Closing for each Underperforming Property which is the subject of the Lease, Luzerne and Uni-Mart shall release such Underperforming Property from the Lease and terminate the recorded memorandum of lease with respect to such Underperforming Property, provided that, the rent payable under the Lease shall not be reduced by reason of such release and termination, except as contemplated by Section 11(a).

         D. Borrower Collateral Unit Shortfall. Upon each Closing, the aggregate, applicable Outstanding Loan Balance for the Loan or Loans corresponding to the Underperforming Property being sold shall be paid to WAMU (from the Closing escrow in immediately available funds) and applied to such Loan or Loans. (In the case of each Underperforming Property relating to the WAMU Equipment Loan, the principal amount of the Outstanding Loan Balance applied to the WAMU Equipment Loan shall be the WAMU Equipment Release Amount.) Any Borrower Collateral Unit Shortfall shall be paid to WAMU by the respective Borrower on the Closing Date (i) first, for any Crossed Collateral, from the applicable Borrower's Cross Escrow Account to the extent funds are available in such account, and (ii) second, from the Shortfall Loan or other funds of the applicable Borrower.

         E. Borrower Collateral Unit Excess Proceeds. At each Closing, Borrower Collateral Unit Excess Proceeds, if any, shall be calculated by the applicable Borrower and WAMU and shall be applied and paid:

         (i)      in the case of Non-Crossed Collateral,

                  FIRST, to WAMU, in an amount up to the Reduced Prepayment Premium due with respect to the Loan or Loans relating to such Non-Crossed Collateral,

                  SECOND, to the Shortfall Loan, to the extent that Borrower Collateral Unit Shortfalls have previously been funded from the Shortfall Loan, and

                  THIRD, (x) if no Loan Document Default has occurred and is then continuing and the applicable Borrower is in compliance with all of its obligations under this Agreement, to the applicable Borrower, or
         (y) if a Loan Document Default has occurred and is then continuing or if the applicable Borrower is not in compliance with all of its obligations under this Agreement, to WAMU to be applied toward the Obligations in such order, priority and proportions as WAMU in its discretion shall deem proper or, in WAMU's discretion, to cure the Loan Document Default;

         (ii)     in the case of Crossed Collateral,

                  FIRST, (x) in the case of Uni-Mart's Crossed Collateral, to the Shortfall Loan, to the extent that Borrower Collateral Unit Shortfalls have previously been funded from the Shortfall Loan, or (y) in the case of Luzerne's Crossed Collateral, to Luzerne, to the extent that Luzerne has previously funded its own Borrower Collateral Unit Shortfalls from the proceeds of capital contributions made to Luzerne by Uni-Mart from the proceeds of the Shortfall Loan (in which case, Luzerne shall remit the amount received under this clause (y) to Uni-Mart as a return of capital and Uni-Mart shall apply such amount to the Shortfall Loan),

                  SECOND, to the applicable Borrower's Cross Escrow Account.

         3. CROSS ESCROW ACCOUNT. A. WAMU shall have a valid and perfected first priority security interest in each of the Cross Escrow Accounts pursuant to the Cross Escrow Account Security Agreements. Such security interest shall terminate and be of no force and effect upon the distribution to WAMU of all funds held in each Borrower's Cross Escrow Account and required to be distributed to WAMU at the end of the Disposition Period (subject to the last sentence of Section 2.A) in accordance with the provisions of Section 3.B. Pursuant to the Cross Escrow Account Security Agreements, Provident shall waive
(i) any and all claims, liens and interests it may have with respect to the Luzerne Cross Escrow Account, including, without limitation, any banker's lien or rights of set-

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off or recoupment it may have with respect to the Luzerne Cross Escrow Account, and (ii) any banker's lien or rights of set-off or recoupment it may have with respect to the Uni-Mart Cross Escrow Account. Any interest accruing during the Disposition Period on the funds on deposit in each Cross Escrow Account shall be added to the funds on deposit in such Cross Escrow Account and shall be disbursed in the same manner as such funds.

         B. At the end of the Disposition Period (subject to the last sentence of Section 2.A), the remainder of the funds held in each Borrower's Cross Escrow Account shall be applied to payment of the amount of the Reduced Prepayment Premium due with respect to the Loans relating to all of the Crossed Collateral sold by such Borrower during the Disposition Period as contemplated by Section 4 below. The balance, if any, remaining after such payment shall be paid as follows:

                  (w) if no Loan Document Default has occurred and is then continuing and the applicable Borrower is in compliance with its property fixed charge coverage ratio covenants contained in the Loan Documents and all of its obligations under this Agreement,

                           FIRST, (i) in the case of the Uni-Mart Cross Escrow
                  Account, to the Shortfall Loan, to the extent that Borrower Collateral Unit Shortfalls have previously been funded from the Shortfall Loan, or (ii) in the case of the Luzerne Cross Escrow Account, to Luzerne, to the extent that Luzerne has previously funded its own Borrower Collateral Unit Shortfalls from the proceeds of capital contributions made to Luzerne by Uni-Mart from the proceeds of the Shortfall Loan (in which case, Luzerne shall remit the amount received under this clause (ii) to Uni-Mart as a return of capital and Uni-Mart shall apply such amount to the Shortfall Loan), and

                           SECOND, to the applicable Borrower;

                  (x) if a Loan Document Default has occurred and is then continuing or the applicable Borrower is not in compliance with all of its obligations under this Agreement, to WAMU to be applied toward the Obligations in such order, priority and proportions as WAMU in its discretion shall deem proper or, in WAMU's discretion, to cure the Loan Document Default;

                  (y) if no Loan Document Default has occurred and is then continuing and the applicable Borrower is in compliance with all of its obligations under this Agreement but is not in compliance with its property fixed charge coverage ratio covenants contained in the Loan Documents (tested for the 12 full months immediately preceding the end of the Disposition Period),

                           FIRST, to WAMU, in the amount necessary to cure such
                  non-compliance in accordance with the terms of Section 10.A(6) of the applicable mortgage Loan Agreement,

                           SECOND, if clause (z) below is applicable, in
                  accordance with such clause (z), or, if clause (z) below is not applicable,

                                    (i) in the case of the Uni-Mart Cross Escrow
                           Account, to the Shortfall Loan, to the extent that Borrower Collateral Unit Shortfalls have previously been funded from the Shortfall Loan, or

                                    (ii) in the case of the Luzerne Cross Escrow
                           Account, to Luzerne, to the extent that Luzerne has previously funded its own Borrower Collateral Unit Shortfalls from the proceeds of capital contributions made to Luzerne by Uni-Mart from the proceeds of the Shortfall Loan (in which case, Luzerne shall remit the amount received under this clause (ii) to Uni-Mart as a return of capital and Uni-Mart shall apply such amount to the Shortfall Loan),

                           THIRD, to the applicable Borrower; or

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                  (z) if no Loan Document Default has occurred and is then
         continuing and the applicable Borrower is in compliance with all of its obligations under this Agreement but is not in compliance with its corporate fixed charge coverage ratio or net worth covenants contained in the Loan Documents (tested in the case of the corporate fixed charge coverage ratio for the 12 full months immediately preceding the end of the Disposition Period), to WAMU, and, in WAMU's discretion, such amount shall either be (i) applied toward the Obligations (other than prepayment premiums due with respect to the Loans relating to all of the Crossed Collateral sold by such Borrower during the Disposition Period, as to which the provisions of Section 4 and the first sentence of Section 3.B shall apply) in such order, priority and proportions as WAMU in its discretion shall deem proper, (ii) pledged to WAMU to secure such Obligations (either through an account security agreement or the purchase of a letter of credit), or (iii) remitted to the applicable Borrower.

         4. REDUCED PREPAYMENT PREMIUM. Upon the Closing of each sale of Non-Crossed Collateral, the applicable Borrower shall pay, to the extent of available Borrower Collateral Unit Excess Proceeds, and WAMU shall accept, an amount equal to the Reduced Prepayment Premium due with respect to the Loan relating to such Non-Crossed Collateral, in full satisfaction of the prepayment premium payable under the Loan Documents with respect to such Non-Crossed Collateral. With respect to Crossed Collateral, upon the conclusion of the Disposition Period, each Borrower and WAMU shall determine if the aggregate Borrower Collateral Unit Net Proceeds from the sale of such Borrower's Crossed Collateral exceeds the aggregate Outstanding Loan Balance paid to WAMU with respect to the Crossed Collateral sold by such Borrower. Within 10 days after the expiration of the Disposition Period, Cross-Collateralized Excess Proceeds with respect to the Crossed Collateral sold by each Borrower, if any, up to an amount equal to the Reduced Prepayment Premium due with respect to the Loans relating to all of the Crossed Collateral sold by such Borrower during the Disposition Period, will be released to WAMU, to the extent available, from such Borrower's Cross Escrow Account, and accepted by WAMU in full satisfaction of the aggregate prepayment premiums payable under the Loan Documents with respect to the Crossed Collateral sold by such Borrower.

         5. CROSSED COLLATERAL. Uni-Mart and Luzerne acknowledge and agree that:

                  (i) each Mortgage encumbering a Property corresponding to a mortgage Loan made to Luzerne secures all Loans made to Luzerne and, consequently, all Luzerne Mortgage Collateral is Crossed Collateral of Luzerne for purposes of the provisions of this Agreement;

                  (ii) each Mortgage encumbering a Property corresponding to a mortgage Loan made to Uni-Mart only secures such mortgage Loan, and, consequently, the Uni-Mart Mortgage Collateral is Non-Crossed Collateral for purposes of this Agreement; and

                  (iii) each Property is subject to an equipment lien and security interest granted by Uni-Mart which secures all mortgage and equipment Loans made to Uni-Mart or Luzerne (including the WAMU Equipment Loan), and consequently, all Uni-Mart Equipment Collateral is Crossed Collateral for purposes of the provisions of this Agreement.

         6. CONDITIONS PRECEDENT. WAMU's obligations under this Agreement are subject to the fulfillment or waiver of each of the following conditions:

                  A. Shortfall Loan. WAMU shall have received satisfactory evidence of the existence of the Shortfall Loan and WAMU shall have received and approved the final versions of the loan documents relating thereto, which approval shall not be unreasonably withheld. The Shortfall Loan shall not be secured by (i) any collateral securing the Loans, (ii) the Luzerne Cross Escrow Account or Borrower Collateral Unit Excess Proceeds which are required to be deposited into any Cross Escrow Account or paid to WAMU under this Agreement, or (iii) any collateral or proceeds covered by the LaSalle Master Property Disposition Agreements (except to the extent otherwise expressly provided therein). Provident shall have agreed in writing not to commence, or join with any creditor other than WAMU in the commencement of, or assist Luzerne in the commencement of, any bankruptcy, insolvency, arrangement, reorganization, receivership, relief, or other similar case or proceeding involving Luzerne or substantially all of its assets,

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         without WAMU's prior written consent, which consent may be given or withheld in WAMU's sole discretion.

                  B. Cross Escrow Accounts. Each of the Cross Escrow Accounts shall have been established and each of the Cross Escrow Account Security Agreements shall have been executed and delivered by the applicable Borrower(s). Provident shall have executed and delivered an Acknowledgement and Consent to each of the Cross Escrow Account Security Agreements in the form attached thereto as Exhibit B.

                  C. Estimated Proceeds. Borrowers shall have provided WAMU with a calendar describing the timing of the projected sale of the Underperforming Properties, including, for each Borrower Collateral Unit, the estimated Borrower Collateral Unit Net Proceeds and Borrower Collateral Unit Shortfall or Borrower Collateral Unit Excess Proceeds, and, for each Borrower, the estimated aggregate Borrower Collateral Unit Shortfalls or Borrower Collateral Unit Net Proceeds.

                  D. Payment of Costs and Expenses. Borrowers shall have paid all costs and expenses as contemplated by the terms of Section 14 of this Agreement.

                  E. Representations and Warranties. The representations and warranties of Borrowers contained in this Agreement and any other document or instrument expressly contemplated by this Agreement shall be true and correct in all respects as of the Effective Date.

                  F. LaSalle Master Property Disposition Agreements. The LaSalle Master Property Disposition Agreements shall have been fully executed and delivered.

                  G. Subordination Agreement. Provident shall have executed and delivered the Subordination Agreement.

         7. REPRESENTATIONS AND WARRANTIES OF WAMU. The representations and warranties of WAMU contained in this Section are being made by WAMU as of the Effective Date to induce Borrowers to enter into this Agreement and consummate the transactions contemplated herein, and Borrowers have relied, and will continue to rely, upon such representations and warranties from and after the Effective Date. WAMU represents and warrants to Borrowers as follows:

                  A. Organization of WAMU. WAMU is a federal savings association chartered under the laws of the United States of America and its charter is in full force and effect. WAMU has taken all necessary action to authorize the execution, delivery and performance by WAMU of this Agreement and the other Transaction Documents to which it is a party.

                  B. Authority of WAMU. The person who has executed this Agreement on behalf of WAMU is duly authorized so to do.

                  C. Enforceability. Upon execution by WAMU, this Agreement and the other Transaction Documents to which it is a party shall constitute the legal, valid and binding obligations of WAMU, enforceable against WAMU in accordance with their respective terms.

         All representations and warranties of WAMU made in this Agreement shall survive the execution and delivery of this Agreement.

         8. REPRESENTATIONS AND WARRANTIES OF BORROWERS. The representations and warranties of Borrowers contained in this Section are being made by each of the Borrowers as of the Effective Date to induce WAMU to enter into this Agreement and consummate the transactions contemplated herein, and WAMU and Servicer have relied, and will continue to rely, upon such representations and warranties from and after the Effective Date. Each of the Borrowers represents and warrants to WAMU and Servicer as follows:

                  A. Organization and Authority of Borrowers. Each of the Borrowers is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and qualified to do business in any jurisdiction where such qualification is required. All necessary corporate or limited partnership action has been taken to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. None of the Borrowers is a "foreign corporation", "foreign partnership", "foreign trust", "foreign limited liability company" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. The person who has executed this Agreement on behalf of each of the Borrowers is duly authorized so to do.

                  B. Enforceability of Transaction Documents. Upon execution by each of the Borrowers, this Agreement and the other Transaction Documents to which it is a party shall constitute the legal, valid and binding obligations of each of the Borrowers, as applicable, enforceable against each of the Borrowers, as applicable, in accordance with their respective terms.

                  C. Enforceability of Loan Documents and Lease. Each of the Loan Documents to which it is a party and the Lease constitutes its legal, valid and binding obligation, enforceable against it in accordance with its respective terms. Without limiting the generality of the foregoing, the cross-collateralization provisions in each of the Loan Documents are legal, valid and binding obligations, enforceable in accordance with their respective terms.

                  D. First Priority Liens. Each of the mortgage Loans to which it is a party is secured by a first priority mortgage lien against the real estate at the corresponding Property and each of the equipment Loans to which it is a party is secured by a first priority lien against and security interest in the equipment at the corresponding Property.

                  E. Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving any of the Borrowers or any of the Properties before any arbitrator or governmental authority which might reasonably result in any material adverse change in the contemplated business, condition, worth or operations of any of the Borrowers or any of the Properties.

                  F. Absence of Breaches or Defaults. No Loan Document Default has occurred and is continuing and the Borrowers are not in default in any material respect under any other document, instrument or agreement to which it, any of the Properties or any of its property is subject or bound. The authorization, execution, delivery and performance of this Agreement and the other Transaction Documents will not result in any breach of or default under any other document, instrument or agreement to which any of the Borrowers is a party or by which any of the Borrowers, any of the Properties or any of the property of any of the Borrowers is subject or bound.

                  G. Shortfall Loan. Uni-Mart has satisfied all conditions precedent to the issuance of the Shortfall Loan, including, without limitation, paying all fees required to be paid as a condition to the issuance of the Shortfall Loan.

         All representations and warranties of the Borrowers made in this Agreement shall survive the execution and delivery of this Agreement.

         9. ACKNOWLEDGEMENTS. A. Each of the Borrowers acknowledges and agrees that:

                  (i) except as otherwise permitted in the Loan Documents, it will keep each Underperforming Property open and operating in a manner substantially similar to past operations until such time as it is sold and the aggregate Outstanding Loan Balance corresponding to such Underperforming Property has been paid;

                  (ii) it will make all payments required under the terms of its Loans, and, except as otherwise expressly provided in this Agreement, it will comply with all of its other obligations under the terms of the Loan Documents governing such Loans;

                  (iii) except as otherwise expressly provided for in this Agreement, the Loan Documents are not modified or amended by this Agreement and shall remain in full force and effect and this Agreement shall not constitute a waiver of any rights or remedies in respect of the Loan Documents. Without limiting the generality of the foregoing, each of the Borrowers acknowledges and agrees that the provisions of this Agreement shall only apply to those Underperforming Properties for which a Closing has occurred during the Disposition Period (subject to the last sentence of Section 2.A);

                  (iv) except as otherwise expressly provided for in this Agreement, the Loan Documents and all rights, title, interest, liens, powers and privileges by virtue thereof (including, without limitation, any cross-collateralization provisions contained therein) are hereby reaffirmed, ratified, renewed and extended and shall be and continue to be in full force and effect to secure the payment of the indebtedness evidenced by the Loan Documents and any and all restatements, renewals, modifications, amendments, increases and/or extensions thereof;

                  (v) except as otherwise expressly provided for in this Agreement, no payment, discharge or release of any liens or collateral securing the Loan Documents is intended hereby and all liens on all such collateral shall continue in full force and effect from the date of their execution and perfection and unimpaired by anything contained in this Agreement;

                  (vi) it has no defenses, offsets or counterclaims with respect to the performance of its obligations under the Loan Documents to which it is a party, as modified by this Agreement;

                  (vii) Section 5 of this Agreement is a true, accurate and complete description of the extent to which the Loans and the Properties are cross-collateralized;

                  (viii) WAMU's agreement to release liens in accordance with the provisions of Section 2 only applies to liens against Underperforming Properties for which the Closing occurs during the Disposition Period (subject to the last sentence of Section 2.A). This Agreement does not create any obligation on the part of WAMU to release liens against (x) Properties which are not Underperforming Properties, or (y) Underperforming Properties for which the Closing occurs after the end of the Disposition Period (subject to the last sentence of Section 2.A), except as may be required pursuant to the Loan Documents;

                  (ix) Luzerne was created and remains a special purpose bankruptcy remote entity consistent with its representations and covenants contained in its Loan Agreement with respect thereto;

                  (x) at the time of the origination of each of the Loans to Luzerne, the fair market value of the Properties securing such Loans equaled or exceeded the corresponding amount of such Loans; and

                  (xi) as a special purpose, bankruptcy remote entity, Luzerne does not have creditors other than WAMU, various property tax authorities and any other creditors expressly permitted by the terms of its Loan Agreement.

Luzerne acknowledges the "Nonconsolidation" covenants set forth in the Loan Documents to which it is a party and acknowledges its obligations to comply with and abide by such covenants, and WAMU shall not assert that any provision in this Agreement constitutes a violation of such covenants by Luzerne.

         B.       Uni-Mart acknowledges and agrees that:

                  (i) it will make all payments required under the terms of the Lease and will comply with all of its other obligations under the terms of the Lease without any rent reduction for any sale of a Property pursuant to the Disposition Plan;

                  (ii) except as otherwise expressly provided for in this Agreement, the Lease is not modified or amended by this Agreement and shall remain in full force and effect and this Agreement shall not constitute a waiver of any rights or remedies in respect of the Lease;

                  (iii) except as otherwise expressly provided for in this Agreement, the Lease and all rights, title, interest, liens, powers and privileges by virtue thereof are hereby reaffirmed, ratified, renewed and extended and shall be and continue to be in full force and effect, including any and all restatements, renewals, modifications, amendments and/or extensions thereof;

                  (iv) except as otherwise expressly provided for in this Agreement, no payment, discharge or release of any liens or collateral securing the Lease is intended hereby and all liens on all such collateral shall continue in full force and effect, unimpaired from the date of their execution and perfection;

                  (v) it has no defenses, offsets or counterclaims with respect to the performance of its obligations under the Lease;

                  (vi) the Lease constitutes a single master lease of all, but not less than all, of the Properties subject to the Lease and Luzerne executed and delivered the Lease with the understanding that the Lease constitutes a unitary, unseverable instrument pertaining to all, but not less than all, of the Properties subject to the Lease, and that neither the Lease nor the duties, obligations or rights of Uni-Mart, as tenant, may be allocated or otherwise divided among such Properties by Uni-Mart; and

                  (vii) the business relationship created by the Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein.

Uni-Mart acknowledges the "Nonconsolidation" covenants set forth in the Lease and acknowledges its obligations to comply with and abide by such covenants, and WAMU shall not assert that any provision in this Agreement constitutes a violation of such covenants by Uni-Mart.

         10. FORBEARANCE. During the Disposition Period, WAMU shall forbear and refrain from enforcing any property fixed charge coverage ratio covenants, corporate fixed charge coverage ratio covenants or net worth covenants contained in the Loan Documents; provided that, such agreement to forbear and refrain (i) shall immediately, without notice to any of the Borrowers, or an opportunity to cure, terminate upon the occurrence of a Loan Document Default or the occurrence of a breach or default by any of the Borrowers under this Agreement, (ii) shall not limit WAMU's right under Section 3.B to receive from any Borrower's Cross Escrow Account the amount necessary to cure any non-compliance by such Borrower at the end of the Disposition Period with its property fixed charge coverage ratio covenants contained in the Loan Documents (tested for the 12 full months immediately preceding the end of the Disposition Period) in accordance with the terms of Section 10.A(6) of the applicable mortgage Loan Agreement, (iii) shall not be deemed to waive any other default that may occur under the Loan Documents, and (iv) shall terminate at the end of the Disposition Period (subject to Section 11(b)).

         11. POST DISPOSITION PERIOD AMENDMENTS. (a) Promptly after the end of the Disposition Period, Luzerne and Uni-Mart shall enter into an amendment to the Lease to reduce the base annual rental payable thereunder to an amount to be negotiated by the parties in good faith based on the Properties then remaining in the Lease, the annual debt service payments then due under the Notes with respect to such Properties, and appropriate gross ups to such debt service payments to take into account potential increases in the variable interest rate relating to such Notes. WAMU's prior written consent shall be required with respect to such amendment, which consent shall not be unreasonably withheld, delayed or conditioned by WAMU.

         (b) Promptly after the end of the Disposition Period, Uni-Mart and WAMU shall negotiate in good faith an amendment to Uni-Mart's Loan Agreements to revise the minimum net worth covenant contained therein to an appropriate dollar amount based on the properties and assets then owned by Uni-Mart (after the sale of the properties to be sold pursuant to this Agreement and the LaSalle Master Property Disposition Agreements) and its then capital structure.

         12. DEFAULT AND REMEDIES. Each of the following shall be deemed an event of default by the Borrowers under this Agreement (each, an "Event of Default"):

                  (i) If any representation or warranty of any of the Borrowers set forth in this Agreement or any of the Transaction Documents is false in any material respect or if any of the Borrowers renders any written statement or account which is false in any material respect;

                  (ii) If any of the Borrowers fails to keep or perform any of the other covenants, conditions, or obligations of this Agreement beyond the expiration of all applicable notice and cure or grace periods set forth in this Agreement;

                  (iii) If any of the Borrowers is or becomes insolvent within the meaning of the Code, files or notifies WAMU that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (each, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due;

                  (iv) If a Loan Document Default shall occur and be continuing; or

                  (v) If there is a breach or default under the Shortfall Loan which continues beyond the expiration of all applicable notice and cure or grace periods.

Upon the occurrence of an Event of Default, WAMU may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity. A breach or default by any Borrower under this Agreement shall be deemed an "Event of Default" under the Loan Documents to which such Borrower is a party.

         13. SHORTFALL LOAN. (a) Uni-Mart shall not amend or modify any of the provisions of the Shortfall Loan Agreement or the Junior Security Agreement without providing at least fifteen (15) calendar days' prior written notice to WAMU and obtaining WAMU's prior written consent.

         (b) Uni-Mart has informed WAMU that, under the Shortfall Loan Agreement, the aggregate maximum principal amount outstanding under the Shortfall Loan and any other revolving credit loans that Provident has agreed to make to Uni-Mart (the "Existing Revolvers") may not exceed $15,000,000. In order for the full $4,000,000 Shortfall Loan to be available to Uni-Mart, Uni-Mart covenants and agrees that the maximum principal amount outstanding under the Existing Revolvers shall not exceed $11,000,000.

         14. COSTS AND EXPENSES. All out-of-pocket third-party costs and expenses of this Agreement and the transactions contemplated by this Agreement and any other activity contemplated by this Agreement shall be paid by Borrowers within ten (10) days of written demand therefor, including, without limitation, recording and filing fees, the actual and reasonable attorneys' fees and expenses of Servicer and/or WAMU and the attorneys' fees and expenses of Borrowers, and escrow fees. In addition, Borrowers shall pay any document preparation fee customarily charged by Servicer with respect to releases of the liens held by WAMU against each Underperforming Property sold during the Disposition Period.

         15. INDEMNITY. Each Borrower agrees to indemnify, hold harmless and defend WAMU, Servicer and their respective directors, officers, shareholders, employees, successors, assigns, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, servicers, mortgagees, trustees and invitees, as applicable, from and against any and all losses, costs, claims, liabilities, damages and expenses arising as a result of a breach of any of the representations, warranties, covenants, agreements or conditions of such Borrower set forth in this Agreement.

         16.      MISCELLANEOUS PROVISIONS.

                  A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery,
         (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

                  If to Uni-Mart:           N. Gregory Petrick
                                            Executive Vice President
                                            Uni-Marts, Inc.
                                            477 East Beaver Avenue
                                            State College, PA  16801-5690
                                            Telephone: (814) 234-6000
                                            Telecopy:  (814) 234-3277

                  If to Luzerne:            N. Gregory Petrick
                                            Treasurer
                                            Uni Realty of Luzerne, L.P.
                                            477 East Beaver Avenue
                                            State College, PA  16801-5690
                                            Telephone: (814) 234-6000
                                            Telecopy:  (814) 234-3277

                  If to WAMU or Servicer:   c/o Dennis L. Ruben, Esq.
                                            Executive Vice President, General
                                            Counsel and Secretary
                                            GE Capital Franchise Finance
                                            Corporation
                                            17207 North Perimeter Drive
                                            Scottsdale, AZ  85255
                                            Telephone: (480) 585-4500
                                            Telecopy:  (480) 585-2226

                  with a copy to:           Elaine Kendrex
                                            Washington Mutual Bank, FA
                                            1301 5th Avenue, 14th Floor
                                            Mail Stop RBB1450
                                            Seattle, WA   98101
                                            Telephone: (206) 377-2193
                                            Telecopy:  (206) 377-2233

                  B. Real Estate Commission. WAMU and the Borrowers represent and warrant to each other that they have dealt with no real estate broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement except Trefethen & Company and other brokers that have been or may be retained by Borrowers with respect to the sale of Underperforming Properties, all of whose fees shall be paid by Borrowers. WAMU and the Borrowers shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

                  C. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

                  D. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

                  E. Liability of WAMU and Servicer. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by WAMU, that (i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of WAMU or Servicer, with respect to any of the terms, covenants and conditions of this Agreement or the other Transaction Documents,
         (ii) each of the Borrowers waives all claims, demands and causes of action against the officers, directors, employees and agents of WAMU or Servicer in the event of any breach by WAMU of any of the terms, covenants and conditions of this Agreement or the other Transaction Documents to be performed by WAMU, and (iii) each of the Borrowers shall look solely to the assets of WAMU for the satisfaction of each and every remedy of the Borrowers in the event of any breach by WAMU of any of the terms, covenants and conditions of this Agreement or the other Transaction Documents to be performed by WAMU, such exculpation of liability to be absolute and without any exception whatsoever.

                  F. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

                  G. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by all parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Each of the parties was represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

                  H. Other Documents; Time is of the Essence. Each of the parties agrees to sign such other and further documents as may be reasonably necessary to carry out the intentions expressed in this Agreement. Time is of the essence in the performance of each obligation under this Agreement.

                  I. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and other costs in addition to any other relief to which it may be entitled.

                  J. Entire Agreement. This Agreement and the other Transaction Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between or among the parties with respect to the subject matter of this Agreement.

                  K. Forum Selection; Jurisdiction; Venue; Choice of Law. Borrowers acknowledge that this Agreement was substantially negotiated in the State of Arizona, the Agreement was delivered by the Borrowers in the State of Arizona, all payments under the Loan Documents will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts sitting in Maricopa County, Arizona and each of the Borrowers consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, each of the Borrowers waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona, without giving effect to its principles of conflicts of law. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the laws of the states where the Properties are located, as applicable, shall be deemed to apply. Nothing in this Section shall limit or restrict the right of WAMU or Servicer to commence any proceeding in the federal or state courts located in the states in which the Properties are located, as applicable, to the extent WAMU or Servicer deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Transaction Documents.

                  L. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                  M. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

                  N. Survival. All representations, warranties, agreements, obligations and indemnities of the parties set forth in this Agreement shall survive the execution and delivery of this Agreement.

                  O. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OF THE OTHER PARTIES OR THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM ANY OF THE OTHER PARTIES HERETO OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OF THE OTHER PARTIES HERETO OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY EACH OF THE PARTIES OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

                  P. Provident. Provident shall be a third-party beneficiary of those provisions in this Agreement which provide for the distribution or application of Borrower Collateral Unit Excess Proceeds or funds in the Cross Escrow Accounts to or towards the Shortfall Loan.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                      WASHINGTON MUTUAL BANK, FA, a federal
                                      savings association

                                      By  /S/ELAINE KENDREX
                                         ---------------------------------------
                                      Printed Name Elaine Kendrex
                                      Its Vice President

                                      UNI-MARTS, INC., a Delaware corporation

                                      By  /S/ N. GREGORY PETRICK
                                         ---------------------------------------
                                      Printed Name N. Gregory Petrick
                                      Its Executive VP and CFO

                                      UNI REALTY OF LUZERNE, L.P., a Delaware
                                      limited partnership

                                      By Uni Realty of Luzerne, Inc., a Delaware
                                         corporation, its general partner

                                      By  /S/ N. GREGORY PETRICK
                                         ---------------------------------------
                                      Printed Name N. Gregory Petrick
                                      Its Treasurer

The undersigned, as successor by merger to FFCA, acknowledges and agrees that it has sold and assigned to WAMU all of its right, title and interest in and to the Loan Agreements, Loans and Properties described on Exhibit A attached hereto and that no consent, waiver or approval from the undersigned is necessary for the Disposition Plan or the transactions, including releases, contemplated hereby. The undersigned, as successor by merger to FFCA, agrees that it shall not assert that any provision in this Agreement constitutes (i) a violation by Luzerne of any "Nonconsolidation" covenants set forth in the Loan Documents to which it is a party, or (ii) a violation by Uni-Mart of any "Nonconsolidation" covenants set forth in the Lease. In its capacity as Servicer for WAMU, the undersigned will act in accordance with the terms of the foregoing Agreement.

                                      GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation

                                      By  /S/ TODD J. WEISS
                                         ---------------------------------------
                                      Printed Name Todd J. Weiss
                                      Its Associate General Counsel

                                    EXHIBIT A

                         DESCRIPTION OF LOANS/PROPERTIES

                                    EXHIBIT B

                       LIST OF UNDERPERFORMING PROPERTIES

* Properties which are subject to letters of intent as of the Effective Date